EXHIBIT 99.2






PRESS ANNOUNCEMENT

DATE:      OCTOBER 1, 2008
CONTACT:   JOHN R. MALE (440) 248-7171

          PVF CAPITAL CORP. ANNOUNCES APPOINTMENT OF TWO NEW DIRECTORS

SOLON, Ohio, October 1 -- PVF Capital Corp. (Nasdaq: PVFC) PVF Capital Corp. (the "Company") announced today that it has entered into agreements with Steven
A. Calabrese and Richard M. Osborne pursuant to which the Company and its wholly owned subsidiary, Park View Federal Savings Bank, expanded their Boards of Directors by two members and appointed Mr. Osborne and Mr. Calabrese as directors of both entities.

John R. Male, Chairman of the Board of the Company, stated: "We are pleased to welcome Mr. Osborne and Mr. Calabrese to the Board of Directors, and look forward to working with them to build shareholder value."

PVF Capital Corp. is the holding company for Park View Federal Savings Bank, headquartered in Solon, Ohio, serving the Greater Cleveland area with 17 full-service branch offices. Additional information on the Company may be found at www.myparkview.com.
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This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Capital market under the symbol PVFC.